FIRST AMENDMENT TO CREDIT AGREEMENT
AND OMNIBUS FIRST AMENDMENT TO CREDIT DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OMNIBUS FIRST AMENDMENT TO CREDIT DOCUMENTS (this “Amendment”) is dated as of January 12, 2026, among VERANO HOLDINGS CORP., a Nevada corporation (formerly known as Verano Holdings Corp., a British Columbia corporation) (“Parent”), the other Credit Parties (as defined in the hereinafter-defined Credit Agreement), the Lenders (as defined in the Credit Agreement) party hereto and CHICAGO ATLANTIC ADMIN, LLC, a Delaware limited liability company, as Administrative Agent (as defined in the Credit Agreement).
Recitals:
WHEREAS, reference is made to that certain Credit Agreement dated as of September 30, 2025, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), among Borrowers, the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto and Administrative Agent;
WHEREAS, the Credit Parties have requested that Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement, and, subject to the terms and conditions of this Amendment, Administrative Agent and the Lenders have agreed to such request;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Subject to the terms and conditions set forth herein (including, but not limited to, the conditions contained in Section 5 hereof):
(a)The Recitals of the Credit Agreement are hereby modified and amended by amending and restating the first Recital in its entirety as follows:
“WHEREAS, Borrowers have asked Lenders to extend a revolving loan facility to Borrowers; and”
(b)Section 1.01 of the Credit Agreement, Defined Terms, is hereby modified and amended by amending and restating the definitions of “Aggregate Commitment”, “Borrowing Base”, “Commitment Termination Date”, “Maturity Date” and “Term Loan Credit Agreement” in their respective entireties as follows:
““Aggregate Commitment” shall mean, as of January 12, 2026, $100,000,000, and thereafter shall mean such amount as reduced from time to time at the option of Borrowers pursuant to and in accordance with Section 4.03(a).
“Borrowing Base” shall mean, at any time, the amount equal to the product of (a) the Aggregate Appraised Value at such time, as set forth in the Property Schedule as in effect at such time, multiplied by (b) 80.00%.
“Commitment Termination Date” shall mean the earliest of (a) the date on which the acceleration of the Obligations pursuant to Section 10.02 occurs, (b) the date on which the entire unused portion of the Aggregate Commitment is terminated at the option of Borrowers pursuant to and in accordance with Section 4.03(a) and (c) December 31, 2028.
“Maturity Date” shall mean February 28, 2029.
“Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of October 27, 2022, by and among Parent, the Subsidiaries of Parent from time to time party thereto, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Term Loan Agent, as the same may be (a) amended, restated, supplemented or otherwise modified from time to time or (b) refinanced pursuant to a credit agreement (i) arranged, in whole or in part, by Sole Arranger and (ii) under which Chicago Atlantic serves in the capacity of administrative agent or collateral agent thereunder.”
(c)Section 5.02 of the Credit Agreement, Conditions to Loans on Subsequent Funding Dates, is hereby modified and amended by amending and restating clause (b) of such Section in its entirety as follows:
“(b)    Borrowers shall have delivered, not less than 10 Business Days prior to such Subsequent Funding Date (provided Lenders may allow a shorter notice period in their discretion), a Borrowing Request to Administrative Agent setting forth, among other things, (i) such Subsequent Funding Date (which Subsequent Funding Date shall be no earlier than the date on which the refinancing of the Term Loan Credit Agreement occurs, to the extent the aggregate outstanding principal amount of Loans would exceed $75,000,000 after giving effect to the Loans requested on such Subsequent Funding Date) and (ii) the aggregate principal amount of such Loans to be made on such Subsequent Funding Date, which aggregate principal amount shall not be less than $2,500,000 or a larger multiple of $2,500,000, and which Borrowing Request shall be irrevocable;”
(d)Schedule 1.01 of the Credit Agreement, Commitments, is hereby modified and amended by amending and restating such Schedule in its entirety as set forth on Schedule 1.01 attached hereto.
2.Omnibus Amendment to Credit Documents. Subject to the terms and conditions set forth herein (including, but not limited to, the conditions contained in Section 5 hereof), on and after the date hereof, each reference in the Credit Agreement (including any Exhibits and Schedules thereto) and each other Credit Document to “Verano Holdings Corp., a British Columbia corporation”, or any equivalent reference therein, shall mean and be a reference to “Verano Holdings Corp., a Nevada corporation (formerly known as “Verano Holdings Corp., a British Columbia corporation)”.
3.Representations, Warranties and Acknowledgments of the Credit Parties. In order to induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and Administrative Agent on and as of the date of this Amendment that:
(a)Each Credit Party (i) is a duly organized or formed and validly existing limited liability company, corporation or other registered entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it does business or owns assets, except, in the case of this clause (ii), where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
(b)Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the other Credit

Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party. Each Credit Party has duly executed and delivered this Amendment and the other Credit Documents to which it is a party and such Credit Documents constitute the legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is a party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, examinership, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(c)None of (i) the execution, delivery and performance by any Credit Party of this Amendment or the other Credit Documents to which it is a party and compliance with the terms and provisions thereof, (ii) the consummation of the Transactions, or (iii) the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (x) contravene any applicable provision of any material Applicable Law of any Governmental Authority, other than U.S. Federal Cannabis Laws, (y) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to any Material Contract or Lease to which any Credit Party is a party or by which it or any of its property or assets is bound, except for any breach or default (but not creation of Liens) referred to in this clause (y) that would not reasonably be expected to result in a Material Adverse Effect, or (z) violate, breach or conflict with any provision of the Organization Documents or Permit of any Credit Party.
(d)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) is required for the due execution, delivery or performance by any Credit Party of this Amendment or any other Credit Document to which it is a party, the consummation of the Transactions or the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor. There does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Credit Documents, the consummation of the Transactions, the making of the Loans or the performance by the Credit Parties of their Obligations under this Amendment and the other Credit Documents.
(e)All representations and warranties made by each Credit Party contained herein or in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule), in each case, with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule)).
(f)True, complete and correct copies of the articles of incorporation or organization or equivalent formational document, as applicable, of each Borrower, together with any amendments and other modifications thereto (each, a “Charter”), have been delivered pursuant to that certain Omnibus Certificate of Authorized Representative of Borrowers dated September 30, 2025 (the “2025 Certificate”), as the case may be, provided by Borrowers to Administrative Agent in connection with the Credit Agreement. Each Charter is in full force and effect on and as of the date hereof, has not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are pending or contemplated, and no amendment or other document relating to or affecting any Charter has been filed in the office of the Secretary of State of the State of such Borrower’s formation since such date, and no action has been taken by any Borrower or its officers, managers, members or any other equity holders in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of any Borrower.

(g)True, complete and correct copies of the limited liability agreement, operating agreement or equivalent governing document, as applicable, of each Borrower, together with any amendments thereto (each, a “Governing Document”), have been delivered pursuant to the 2025 Certificate and are in full force and effect on and as of the date hereof. Each Governing Document is in full force and effect on and as of the date hereof, has not been amended, modified or repealed, and no proceedings for the amendment, modification or rescission thereof are pending or contemplated.
(h)The persons who executed Exhibit D of the 2025 Certificate, as the case may be, continue to be duly elected, qualified and acting officers of each Borrower, holding the offices set forth opposite their names, who are authorized to execute, on behalf of such Borrower, this Amendment, the other Loan Documents and/or the other documents, instruments and certifications required by or contemplated in this Amendment or delivered in connection herewith.
(i)No Default or Event of Default has occurred and is continuing.
4.Reaffirmation of Obligations. Each of the Credit Parties hereby (a) reaffirms and confirms (i) the execution and delivery of, and all of its obligations under, the Credit Documents to which it is a party, including, without limitation, the Credit Agreement, and agrees that this Amendment does not operate to reduce or discharge any Credit Party’s obligations under such Credit Documents or constitute a novation of any indebtedness or other obligations under any Credit Documents, and (ii)(A) in the case of Parent, its guarantees and other undertakings, and (B) in the case of each Borrower, its guarantees, pledges, grants and other undertakings, under the Credit Agreement and the other Credit Documents to which it is a party, (b) agrees that (i) each Credit Document to which it is a party shall continue to be in full force and effect and (ii)(A) in the case of Parent, its guarantees and other undertakings and (B) in the case of each Borrower, its guarantees, pledges, grants and other undertakings, thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, and (c) in the case of each Borrower, reaffirms and confirms the continuing security interests in its respective assets granted in favor of Administrative Agent pursuant to each of the Security Documents. Each of the Credit Parties hereby acknowledges and consents to the transactions contemplated by, and the execution and delivery of, this Amendment and the other Credit Documents.
5.Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date of this Amendment when, and only when Administrative Agent shall have received the following, in form and substance satisfactory to Administrative Agent:
(a)counterparts of this Amendment, duly executed by Administrative Agent, the Lenders and an Authorized Officer of each Credit Party;
(b)true, complete and correct copies of the resolutions of each Borrower (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by each Borrower of this Amendment, authorizing the transactions contemplated herein and the borrowings hereunder;
(c)a certificate for Parent, duly executed and delivered by an Authorized Officer of Parent, as to (i) resolutions of Parent’s board of directors, then in full force and effect expressly and specifically authorizing the execution, delivery and performance by Parent of this Amendment and authorizing the transactions contemplated herein, (ii) the incumbency and signatures of its Authorized Officers who will be signing this Amendment and each other Credit Document, (iii) true, complete and correct copies of Parent’s Organization Documents, as amended, modified or supplemented as of date hereof, certified by the appropriate officer or official body of the jurisdiction of organization of Parent and (iv) a certificate of good standing (or the local equivalent thereof, if applicable) with respect to Parent, dated as of a recent date acceptable to Administrative Agent, in its reasonable discretion, such certificate to be issued by the appropriate officer or official body of the jurisdiction of organization of Parent, which certificate shall indicate that Parent is in good standing (or the local equivalent thereof, if applicable) in such jurisdiction, which certificate shall provide that each Secured Party may conclusively rely thereon until it shall have received a further certificate of an Authorized Officer of Parent canceling or amending the prior certificate of Parent;
(d)payment in full of all fees and expenses due and payable to Administrative Agent or any Lender on the date hereof; and

(e)such other documents to be executed by the Credit Parties as may be reasonably requested by Administrative Agent.
6.Incorporation by Reference. Sections 12.05, 12.09, 12.13 and 12.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein.
7.Miscellaneous.
(a)Amendment, Modification and Waiver. This Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.
(b)Governing Law. This Amendment and any claims controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to conflicts of law provisions which would result in the application of the laws of any other jurisdiction.
(c)Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
(d)Integration. This Amendment, the Credit Agreement (as amended hereby) and the other Credit Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(e)Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(f)Reference to and Effect on the Credit Agreement and the Other Credit Documents. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. In the event of any express conflict between the terms and conditions of the Credit Agreement or the other Credit Documents and this Amendment, this Amendment shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Amendment. This Amendment shall be deemed to be a Credit Document as defined in the Credit Agreement.
(g)No Novation or Waiver. This Amendment is not intended to be, nor shall it be construed to create, a nullification, discharge, waiver or release of any obligation incurred in connection with the Credit Agreement or any other Credit Documents, or a nullification, discharge, waiver or release of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Credit Documents, nor shall this Amendment be deemed or considered to operate as a novation of the Credit Agreement or any of the other Credit Documents. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Credit Documents or a course of dealing with Administrative Agent or Lenders at variance with the Credit Agreement or the other Credit Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future, except as expressly set forth herein. Each Credit Party expressly acknowledges and agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Credit Documents. Except as hereby expressly amended, all of the terms and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed.

8.Construction. This Amendment has been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Amendment, nor any alleged ambiguity herein, shall be interpreted or resolved against any party on the grounds that such party or its counsel drafted this Amendment, or based on any other rule of strict construction. Each of the parties represents that such party has carefully read this Amendment and that such party knows the contents hereof and has signed the same freely and voluntarily.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered effective as of the date set forth above.
CREDIT PARTIES:

VERANO HOLDINGS CORP.

By: /s/ George Archos_________________
Name: George Archos
Title: Chief Executive Officer

CAVE CREEK RE LLC
2710 PHOENIX, LLC
1387 & 1391 MERIDEN, LLC
6944 APOLLO BEACH, LLC
7220 PALATKA, LLC
14130 OCALA, LLC
1200 SHARON, LLC
5335 LAS VEGAS, LLC
CHIVEGAS REAL ESTATE, LLC
ALBION MM, LLC
1851 CANTON, LLC
STEINWAY CANTON, LLC
1728 & 52 OLD YORK ROAD, LLC

By: /s/ George Archos_________________
Name: George Archos
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:
CHICAGO ATLANTIC ADMIN, LLC

By: /s/ Peter Sack_______________________
Name: Peter Sack
Title: Authorized Person
LENDERS:
CHICAGO ATLANTIC LINCOLN, LLC

By:     /s/ Peter Sack_______________________
Name: Peter Sack
Title: Authorized Person
CHICAGO ATLANTIC BDC, INC.
By: /s/ Peter Sack_______________________
Name: Peter Sack
Title: Authorized Person
HANMI BANK
By: /s/ Seung Hyu Lee____________________
Name: Seung Hyu Lee
Title: SVP & Syndications Banking Manager